PETERSON SULLIVAN PLLC

CERTIFIED PUBLIC ACCOUNTANTS	Tel 206.382.7777 ● Fax 206.382.7700
601 UNION STREET, SUITE 2300	http://www.pscpa.com
SEATTLE, WASHINGTON 98101

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

•	Registration Statement No. 333-133568 on Form S-8 dated April 26, 2006;
•	Registration Statement No. 333-136201 on Form SB-2/A dated August 30, 2006;
•	Registration Statement No. 333-139150 on Form S-8 dated December 7, 2006; and
•	Registration Statement No. 333-140123 on Form S-8 dated January 22, 2007,

of our report dated April 11, 2007, appearing in the Annual Report on Form 10-KSB of Impart Media Group, Inc. ("the Company"), a Nevada corporation, for the year ended December 31, 2006.

Our report contains an explanatory paragraph that states that the Company has experienced recurring losses from operations. This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN PLLC

April 11, 2007
Seattle, Washington